Exhibit 7.1

SUBSCRIPTION AGREEMENT

by and between

LATAM AIRLINES GROUP S.A.

and

QATAR AIRWAYS Q.C.S.C.

Dated as of July 12, 2016

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Section 9.8	Assignment	28
Section 9.9	Counterparts	28
Section 9.10	Amendments or Waivers	28
Section 9.11	Prior Negotiations; Entire Agreement	28

Annex A: List of Assigning Shareholders

Annex B: Form of Promise of Assignment and Voting Agreement

Annex C: Backstop Shareholder

Annex D: Form of Backstop Agreement

Annex E: Form of Chilean Subscription Agreement

Annex F: Registration Rights Terms and Conditions

Annex G: Form of Officer’s Certificate of the Company

Annex H: Form of Officer’s Certificate of the Investor

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SUBSCRIPTION AGREEMENT, dated as of July 12, 2016 (this “Agreement”), by and between LATAM Airlines Group S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Chile (the “Company”), and Qatar Airways Q.C.S.C., a corporation incorporated and existing under the laws of Qatar (the “Investor”, and together with the Company, the “Parties”, and each of the Investor and the Company, a “Party”).

RECITALS

WHEREAS, the Company has authorized capital of 551,847,819 shares of common stock, no par value per share (the “Common Stock”), divided as follows: (i) 545,558,101 issued, subscribed and paid shares of Common Stock, no par value per share, outstanding (the “Current Outstanding Shares”) and (ii) 6,289,718 issued shares of Common Stock, reserved for employee compensation plans, all unsubscribed and unpaid (the sum of (i) and (ii) being referred to herein as the “Total Shares”);

WHEREAS, subject to the approval of the shareholders of the Company at the Shareholders Meeting (as defined below), the Company intends to conduct a capital increase (the “Capital Increase”) involving the issuance of up to 61,316,424 additional shares of Common Stock (the “Capital Increase Shares”) at a price per share equal to the Subscription Price, resulting in a number of shares of Common Stock equal to the sum of the Total Shares and the Capital Increase Shares (such total number of shares being referred to herein as the “Post-Capital Increase Shares”);

WHEREAS, each of the shareholders of the Company on the relevant record date would be entitled to subscribe for the Capital Increase Shares for up to a number of Capital Increase Shares equal to such shareholders’ Respective Share (as defined below) multiplied by the aggregate number of Capital Increase Shares for a subscription period of 30 calendar days (the “Preemptive Rights”, and the offer of such Preemptive Rights to the shareholders of the Company, the “Rights Offering”);

WHEREAS, the Investor wishes to make an equity investment in the Company on the terms and subject to the conditions set forth in this Agreement (the “Investment”);

WHEREAS, simultaneously with the execution of this Agreement, the shareholders of the Company specified in Annex A hereto owning an aggregate of 49.72% of the Current Outstanding Shares (the “Assigning Shareholders”) and the Investor are entering into a Promise of Assignment and Voting Agreement, a form of which is attached hereto as Annex B (the “Promise of Assignment and Voting Agreement”), whereby the Assigning Shareholders (1) agree to assign and transfer to the Investor, at a nominal consideration of $0.00001 per Capital Increase Share, the Preemptive Rights that such shareholders will receive in connection with the Capital Increase pursuant to Preemptive Right Assignment Agreements substantially in the form attached as an exhibit to the Promise of Assignment and Voting Agreement (the “Preemptive Rights Assignment Agreements”) and (2) agree to vote to approve the Capital Increase and the Unsubscribed Shares Allocation (as such term is defined below) at the Shareholders Meeting;

WHEREAS, in connection with the Capital Increase and subject to the approval of the shareholders of the Company at the Shareholders Meeting, the Company intends to allocate to the Investor (“Unsubscribed Shares Allocation”) 100% of the unsubscribed Capital Increase Shares resulting from any unexercised Preemptive Rights following the expiration of the Rights Offering (“Unsubscribed Shares”);

WHEREAS, the Investor wishes to subscribe in the Rights Offering for 100% of the Capital Increase Shares that are subject to the Preemptive Rights Assignment Agreements and 100% of the Unsubscribed Shares following the expiration of the Rights Offering;

WHEREAS, to the extent that, following the completion of the Rights Offering and the subsequent subscription of the Unsubscribed Shares, the number of shares of Common Stock owned by the Investor and its Affiliates is less than 10.0% of the Post-Capital Increase Shares (such difference, the “Shortfall”), the Investor intends to make an unconditional twenty (20)-day purchase order on the Santiago Stock Exchange to acquire a number of shares of Common Stock equal to the Shortfall, at the Subscription Price and on a pro rata basis from each seller accepting such order in the event the purchase order is oversubscribed (the “Shortfall Purchase Order”); and

WHEREAS, simultaneously with the execution of this Agreement, the shareholder of the Company specified in Annex C hereto (the “Backstop Shareholder”) and the Investor are entering into a Backstop Agreement substantially in the form attached hereto as Annex D (the “Backstop Agreement”), whereby, to the extent that the Investor and its Affiliates acquire, pursuant to this Agreement and the Shortfall Purchase Order, less than 10.0% of the Post-Capital Increase Shares, the Backstop Shareholder agrees to sell to the Investor, and the Investor agrees to purchase from the Backstop Shareholder, a number of Shareholder Backstop Shares (as defined in the Backstop Agreement) on the Santiago Stock Exchange on the terms and conditions in the Backstop Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the Parties agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the following capitalized terms shall have the following meanings:

“2015 20-F” shall have the meaning specified in Section 4.13.

“2017 Shareholders Meeting” shall have the meaning specified in Section 6.8.

“Acquisition Shares” means the Capital Increase Shares (including the Unsubscribed Shares) acquired by the Investor pursuant to this Agreement, plus any shares of Common Stock acquired by the Investor and its Affiliates in accordance with Section 6.6 and Section 6.7 of this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Agreement” shall have the meaning specified in the first paragraph of this Agreement.

“Allocated Subscription Shares” shall have the meaning specified in Section 2.2.

“Anti-Bribery Laws” means the anti-bribery provisions of the FCPA, the U.K. Bribery Act of 2010, the Chilean Act No. 20.393 and any rules or regulations promulgated thereunder and all other anti-corruption and bribery laws and conventions applicable to the Company and the Investor and their respective Subsidiaries.

“Assigned Preemptive Rights” means the Preemptive Rights that are assigned and transferred to the Investor by the Assigning Shareholders pursuant to the Promise of Assignment and Voting Agreement and the Preemptive Right Assignment Agreement.

“Assigned Subscription Shares” shall have the meaning specified in Section 2.1.

“Assigning Shareholders” shall have the meaning specified in the Recitals.

“Backstop Agreement” shall have the meaning specified in the Recitals.

“Backstop Shareholder” shall have the meaning specified in the Recitals.

“beneficial ownership” shall have the meaning specified in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are closed in Santiago, Chile, Doha, Qatar, and New York, New York.

“Capital Increase” shall have the meaning specified in the Recitals.

“Capital Increase Shares” shall have the meaning specified in the Recitals.

“Capitalization Date” shall have the meaning specified in Section 4.3.

“Chilean Prospectus” shall have the meaning specified in Section 6.2.

“Closing” shall have the meaning specified in Section 3.1.

“Closing Date” means the First Closing Date or the Final Closing Date, as applicable.

“Commencement Date” shall have the meaning specified in Section 4.11.

“Common Stock” shall have the meaning specified in the Recitals.

“Company” shall have the meaning specified in the first paragraph of this Agreement.

“Company Financial Reporting Documents” shall have the meaning specified in Section 4.10.

“Company Restricted Person” means as of any date, any Person engaged in the commercial aviation business that is not a member of the oneworld® alliance on such date or any Affiliate of any such Person.

“Convertible Securities” means, with respect to any Person, any securities, options, warrants or other rights of, or granted by, such Person or any of its Affiliates that are, directly or indirectly, convertible into, or exercisable or exchangeable for, any Equity Securities of such Person or any of its Affiliates.

“Corporations Act” means the Chilean Corporations Act (Ley sobre Sociedades Anónimas), as amended from time to time.

“Cure Period” means the thirty (30) calendar day period following the date on which any Assigning Shareholder or Backstop Shareholder takes an action, or omits to take an action, that constitutes a Material Breach.

“Current Outstanding Shares” shall have the meaning specified in the Recitals.

“Electronic Stock Exchange” shall have the meaning specified in Section 4.6.

“Equity Securities” means, with respect to any Person, any capital stock of, or other equity interests in, such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder).

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Final Closing” shall have the meaning specified in Section 3.2.

“Final Closing Date” shall have the meaning specified in Section 3.2.

“Final Order” shall have the meaning specified in Section 8.1(a).

“First Closing” shall have the meaning specified in Section 3.1.

“First Closing Date” shall have the meaning specified in Section 3.1.

“Fundamental Representations” means (i) the representations and warranties of the Company contained in Sections 4.1, 4.2, 4.3, 4.4 and 4.5 and (ii) the representations and warranties of the Investor contained in Sections 5.1, 5.2 and 5.4.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof, or other governmental or quasi-governmental entity with competent jurisdiction.

“Government Official” means (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank).

“Investment” shall have the meaning specified in the Recitals.

“Investor” shall have the meaning specified in the first paragraph of this Agreement.

“Investor Restricted Person” means (i) Etihad Airways or any of its Subsidiaries or Affiliates, (ii) Emirates Airlines or any of its Subsidiaries or Affiliates, (iii) Turkish Airlines or any of its Subsidiaries or Affiliates, (iv) Singapore Airlines or any of its Subsidiaries or Affiliates or (v) any other Person whose parent company is a Chinese entity that owns or controls, directly or indirectly, any Person engaged in the commercial aviation business.  For purposes of this definition, any Person that owns at least 25% of the Equity Securities of another Person shall be deemed to control such other Person.

“Law” means any statute, common law, ordinance, rule, regulation, agency requirement or Order of, or issued, promulgated or entered into by or with, any Governmental Authority.

“Lock-Up Period” shall have the meaning specified in Section 6.5.

“Material Adverse Effect” means a material adverse change, or a development involving a prospective material adverse change, in the property, operations, condition (financial or otherwise), earnings, business or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or a material adverse effect on the ability of the Company to perform its obligations under this Agreement; provided, however, that for purposes of this definition, no change, effect, event or occurrence arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been or may be, a Material Adverse Effect: (i) general changes, developments or conditions in any national, regional or world economy or in the industries in which the Company operates; (ii) financial or other market or political conditions in Chile, Brazil or the other countries in which the Company or its Subsidiaries operate; (iii) the announcement of (but not the consummation of the transactions contemplated by) this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company due to the identity of the Investor; or (iv) the fact, in and of itself (and not the underlying causes thereof) that the Company failed to meet any projections, forecasts or revenue or earnings predictions for any period; except in the case of clause (ii), to the extent that such events, changes, effects or circumstances materially and disproportionately affect the business of the Company and its Subsidiaries relative to other Persons engaged in the commercial aviation business in the markets in which the Company and its Subsidiaries operate.

“Material Breach” means a breach by any Assigning Shareholder or Backstop Shareholder of its obligations under the Promise of Assignment and Voting Agreement or the Backstop Agreement, as the case may be, that results in the Investor failing to acquire or being prevented from acquiring any portion of the Assigned Preemptive Rights, the Allocated Subscription Shares or the Shareholder Backstop Shares, as the case may be.

“Non-Disclosure and Stand Still Deed” shall have the meaning specified in Section 6.13.

“Order” means any order, decision, writ, injunction, decree, judgment, legal or arbitration award, stipulation, license, permit or agreement issued, promulgated or entered into by or with (or settlement or consent agreement subject to) any Governmental Authority.

“Other Representations” means, (i) with respect to the Company, the representations and warranties of the Company set forth in this Agreement, other than any Fundamental Representations and (ii) with respect to the Investor, the representations and warranties of the Investor set forth in this Agreement, other than any Fundamental Representations.

“Outside Date” shall have the meaning specified in Section 8.1(d).

“Parties” and “Party” shall have the meaning specified in the first paragraph of this Agreement.

“Partnership Framework” shall have the meaning specified in Section 6.9.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Post-Capital Increase Shares” shall have the meaning specified in the Recitals.

“Preemptive Rights Assignment Agreements” shall have the meaning specified in the Recitals.

“Preemptive Rights” shall have the meaning specified in the Recitals.

“Promise of Assignment and Voting Agreement” shall have the meaning specified in the Recitals.

“Related Proceedings” shall have the meaning specified in Section 9.5.

“Relevant Closing” means the First Closing or the Final Closing, as the case may be.

“Relevant Closing Date” means the First Closing Date or the Final Closing Date, as the case may be.

“Respective Share” means, with respect to any holder of Common Stock, the percentage interest of such holder of Common Stock in the aggregate number of Current Outstanding Shares.

“Rights Offering” shall have the meaning specified in the Recitals.

“Rights Offering Period” is the period from the Commencement Date to the day that is 29 calendar days thereafter.

“Santiago Stock Exchange” shall have the meaning specified in Section 4.6.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time (including the rules and regulations promulgated thereunder).

“Securities Market Law” means the Chilean Ley de Mercado de Valores, as amended from time to time (including the rules and regulations promulgated thereunder).

“Shareholder Backstop Shares” shall have the meaning specified in the Backstop Agreement.

“Shareholders Meeting” shall have the meaning specified in Section 6.1.

“Shortfall” shall have the meaning specified in the Recitals.

“Shortfall Purchase Order” shall have the meaning specified in the Recitals.

“Significant Subsidiaries” shall have the meaning specified in Section 4.1.

“Specified Courts” shall have the meaning specified in Section 9.5.

“Stock Options” shall have the meaning specified in Section 4.3.

“Subscription Price” means US$10.00 per share of Common Stock.

“Subsequent Subscription” shall have the meaning specified in Section 2.2.

“Subsidiary” means, with respect to any Person, any other Person (whether or not incorporated) as to which such Person and/or any one or more of its other Subsidiaries, directly or indirectly, (i) own a majority of the general partner interests in such other Person, (ii) own a majority of the outstanding securities of, or other equity interests in, such other Person which by their terms has ordinary voting power to elect the members of the board of directors (or comparable governing body) of such other Person, or (iii) otherwise have the right to elect or appoint a majority of such members.

“SVS” means the Chilean securities and insurance regulator (Superintendencia de Valores y Seguros).

“Tax Returns” shall means all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes with a taxing authority (including any schedules thereto or amendments thereof).

“Taxes” shall mean all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

“Total Shares” shall have the meaning specified in the Recitals.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition to any Person, including those by way of share sale, spin-off, operation or succession of law, merger, hedging or derivative transactions or otherwise.

“Unsubscribed Shares” shall have the meaning specified in the Recitals.

“Unsubscribed Shares Allocation” shall have the meaning specified in the Recitals.

“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act.

“U.S. Securities Laws” means, collectively, the Securities Act and the Exchange Act.

“Valparaíso Stock Exchange” shall have the meaning specified in Section 4.6.

ARTICLE II

TRANSACTIONS

Section 2.1          Subscription for Assigned Subscription Shares.  Subject to the terms and conditions stated herein, (a) on the first Business Day of the Rights Offering Period, the Investor shall execute the Preemptive Rights Assignment Agreements and (b) on the last Business Day of the Rights Offering Period, the Investor shall irrevocably exercise the Assigned Preemptive Rights pursuant to the subscription form (contrato de suscripción) attached hereto as Annex E in accordance with the terms of the Rights Offering. On the First Closing Date, the Investor shall pay to the Company the Subscription Price for each Capital Increase Share issuable upon the exercise of the Assigned Preemptive Rights (the “Assigned Subscription Shares”) by wire transfer of immediately available funds to an account designated by the Company (the “Initial Subscription”).  In consideration for the Investor’s Initial Subscription, on the First Closing Date the Company shall record the Assigned Subscription Shares in the Company’s shareholder registry in the name of the Chilean custodian specified by and acting for the account of the Investor and shall issue the Assigned Subscription Shares to the Investor.

Section 2.2          Subscription for Allocated Subscription Shares.  Subject to the terms and conditions stated herein, following the expiration of the Rights Offering and in no event later than the fifth (5th) Business Day following the expiration of the Rights Offering, the Company shall offer and the Investor shall subscribe for, the Unsubscribed Shares by executing and delivering the subscription form (contrato de suscripción) attached hereto as Annex E. On the Final Closing Date, the Investor shall pay to the Company the Subscription Price for each Capital Increase Shares issuable upon the subscription by the Investor of the Unsubscribed Shares (the “Allocated Subscription Shares”) by wire transfer of immediately available funds to an account designated by the Company (the “Subsequent Subscription”).  In consideration for the Subsequent Subscription, on the Closing Date the Company shall record the Allocated Subscription Shares in the Company’s shareholder registry in the name of the Chilean custodian specified by and acting for the account of the Investor and shall issue the Allocated Subscription Shares to the Investor.

ARTICLE III

CLOSING

Section 3.1          First Closing.  The closing of the Initial Subscription (the “First Closing”) will take place at the offices of Claro & Cia., 3721 Apoquindo Ave., 14th Floor, Santiago, Chile, on the last Business Day of the Rights Offering Period (the “First Closing Date”).

Section 3.2          Final Closing.  Unless the Parties otherwise agree in writing, the closing of the Subsequent Subscription (the “Final Closing”) will take place at the offices of Claro & Cia., 3721 Apoquindo Ave., 14th Floor, Santiago, Chile, no later than the fifth (5th) Business Day after the expiration date of the Rights Offering Period (the “Final Closing Date”).

Section 3.3          Deliveries at, prior to and after the Relevant Closing.

(a)          Deliveries by the Company.  No later than two (2) Business Days prior to the Relevant Closing Date, the Company shall deliver to the Investor the Company’s bank account information to which the Investor shall remit payment for the Initial Subscription or the Subsequent Subscription, as the case may be.

(b)          Deliveries by the Investor.  No later than two (2) Business Days prior to the Relevant Closing Date, the Investor shall provide to the Company the name and corporate information of the Chilean custodian to whose account the Company will make the correspondent credit of the Initial Subscription Shares or the Subsequent Subscription Shares in the name of such custodian, as the case may be, at the Relevant Closing.

(c)          Delivery of Agreements and Preemptive Right Certificates at First Closing. At the First Closing, (i) the Investor shall deliver to the Company the duly executed Preemptive Rights Assignment Agreement and the physical certificates representing the Assigned Preemptive Rights, and (ii) each of the Investor and the Company shall deliver to the other, the Chilean Subscription Agreement in respect of the Assigned Subscription Shares, duly executed by it.

(d)          Delivery of Chilean Subscription Agreement at Final Closing. At the Final Closing, each of the Investor and the Company shall deliver to the other, the Chilean Subscription Agreement in respect of the Allocated Subscription Shares, duly executed by it.

(e)          Certificate of Subscription. Immediately following each Closing, the Company shall deliver to the Investor a certificate issued by DCV Registros S.A., evidencing the Investor’s valid title to the Assigned Subscription Shares and the Allocated Subscription Shares, as applicable, free and clear of all liens or encumbrances or rights of third parties.

(f)           Other Deliveries.  At the Closing, each Party will deliver the closing certificates required to be delivered pursuant to Article VII with respect to the Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor on the date hereof and on each Relevant Closing Date as follows:

Section 4.1          Organization and Good Standing.  The Company and each of its “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) (the “Significant Subsidiaries”) have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, are duly qualified to do business in each jurisdiction in which such qualification is required, whether by reason of the ownership or lease of property or the conduct of their respective businesses, are in good standing, to the extent applicable under the laws of the applicable jurisdictions, and have all power and authority necessary to own or to hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.2          Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement. Upon (a) the approval by the shareholders of the Company at the Shareholders Meeting of the Capital Increase, (b) the approval by the shareholders of the Company at the Shareholders Meeting to authorize the Board to approve the Unsubscribed Shares Allocation, (c) the approval of the issuance and placement of the Capital Increase Shares by the Board and (d) the registration of the Capital Increase with the SVS, the Company will have full right, power and authority to conduct the Capital Increase, the Rights Offering and the Unsubscribed Shares Allocation.

Section 4.3          Capitalization.  (a)  As of the date of this Agreement, the authorized capital stock of the Company consists of 551,847,819 shares of Common Stock. At the close of business on July 11, 2016 (the “Capitalization Date”):

(i)         545,558,101 shares of Common Stock were issued and outstanding and no shares of Common Stock were held by the Company in its treasury; and

(ii)         6,289,718 shares of Common Stock were reserved and available for issuance pursuant to outstanding options to purchase Common Stock (whether vested or unvested, exercisable or unexercisable) (collectively, the “Stock Options”).

(b)          All outstanding shares of Common Stock are, and all shares of Common Stock which may be issued pursuant to the Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable.  Except as set forth above in Section 4.3(a), (x) there are not issued, reserved for issuance or outstanding (A) any Equity Securities of the Company or any of its Subsidiaries, (B) any Convertible Securities of the Company or any of its Subsidiaries or (C) any obligations of the Company or any of its Subsidiaries to issue any Equity Securities or Convertible Securities of the Company or any of its Subsidiaries and (y) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities or Convertible Securities of the Company or any of its Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, and neither the Company nor any of its Subsidiaries is a party to any voting contract with respect to the voting of any such securities.

Section 4.4          Authorization of Capital Increase Shares.  Subject to the approval by the Board and the approval of the Capital Increase by the shareholders of the Company at the Shareholders Meeting, the grant by the Company of Preemptive Rights to the shareholders of the Company and the Unsubscribed Shares Allocation will be duly and validly authorized.

Section 4.5          Capital Increase Shares.  When issued and recorded and paid for as provided herein, the Capital Increase Shares will be duly authorized, duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions under this Agreement and under applicable securities Laws.

Section 4.6          Governmental Consents.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or Governmental Authority, including, without limitation, the SEC, is required for the execution and delivery of, and performance by the Company of its obligations under this Agreement, the commencement and consummation of the Rights Offering and the placement of the Unsubscribed Shares, except for the approvals of and filings with the SVS, the Bolsa de Comercio de Santiago – Bolsa de Valores (the “Santiago Stock Exchange”), the Bolsa de Corredores – Bolsa de Valores (the “Valparaíso Stock Exchange”) and the Bolsa Electrónica de Chile, Bolsa de Valores (the “Electronic Stock Exchange”) relating to the Capital Increase, including the filing of the Chilean Prospectus with the SVS.

Section 4.7          No Conflicts.  The execution and delivery of, and performance by, the Company of its obligations under this Agreement and the commencement and consummation of the Rights Offering will not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or (iii) result in the violation of any Law, except, in the case of clause (ii) above, for any such conflict, default, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.8          No Violation or Default.  Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any Law or Order, except, in the case of clauses (ii) or (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.9          Legal Proceedings.  Except as disclosed in the Company Financial Reporting Documents, there are no actions, suits, proceedings, claims, inquiries or investigations before or by any federal, state, local or foreign court or governmental or regulatory commission, board, body, authority or agency, now pending or, to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is or may be a party or to which any of their respective properties is or may be subject at law or in equity, which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

Section 4.10        Company Financial Reporting Documents.  The Company has filed, on a timely basis, all reports, schedules, forms, statements, certifications and other documents (including exhibits and other information incorporated therein) with or to, as applicable, the SVS or the SEC that were required to be so filed by the Company since December 31, 2015 (such documents, together with any documents so filed during such period by the Company on a voluntary basis, the “Company Financial Reporting Documents”).  On the date on which it was filed with the SVS or the SEC, as the case may be, no Company Financial Reporting Document so filed prior to the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Company Financial Reporting Document filed with the SVS or the SEC, as the case may be, on or after the date of this Agreement will, on the date on which it is so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The financial statements of the Company included in the Company Financial Reporting Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Relevant Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with IFRS, except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

Section 4.11        Chilean Prospectus.  The Chilean Prospectus as of its date will not, and, when considered together with any disclosure regarding a “material event” filed with the SVS after the date of the Chilean Prospectus, will not, as of the commencement date of the Rights Offering (the “Commencement Date”) and the Final Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.12        Taxes.  Each of the Company and its Subsidiaries has (a) timely filed all Tax Returns required to have been filed (including any validly obtained extensions), and all such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws, (b) timely paid all Taxes due and payable except for those which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with IFRS, and (c) complied, in all respects, with all applicable Laws relating to the withholding of Taxes and has timely collected or withheld and paid over to the proper Governmental Authority all amounts required to be so collected or withheld and paid over, except, in each case of (a), (b) and (c), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13        Subsidiaries.  As of the date hereof, the Company has no Subsidiaries other than those identified in exhibit 8.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015 (the “2015 20-F”). Except as otherwise specified in the 2015 20-F, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company’s Subsidiaries, free and clear of all Liens, and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

Section 4.14        Permits and Licenses.  The Company and each of its Subsidiaries possess all material permits and material licenses of Governmental Authorities that are required to conduct its business.

Section 4.15       Material Changes; Undisclosed Events or Developments.  Since the date of the latest audited financial statements included within the Company Financial Reporting Documents, except as specifically disclosed in a subsequent Company Financial Reporting Documents filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with the exercise of options to purchase Common Stock) and (iii) the Company has not issued any Equity Securities or any Convertible Securities to any employees, except pursuant to existing Company employee compensation plans.

Section 4.16        Anti-Bribery Laws.  The Company (a) is in compliance with all Anti-Bribery Laws and will remain in compliance with such laws and (b) will not authorize, offer or make payments directly or indirectly to any Government Official or third party that would result in a violation of any Anti-Bribery Law.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company on the date hereof and on the Relevant Closing Date as follows:

Section 5.1          Organization and Good Standing.  The Investor has been duly organized and is validly existing under the laws of its jurisdiction of organization, is duly qualified to do business in such jurisdiction, is in good standing to the extent applicable under the laws of such jurisdiction, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, materially impair the ability of the Investor to consummate the transactions contemplated by this Agreement.

Section 5.2          Due Authorization.  The Investor has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. On the Relevant Closing Date, the Investor will have full right, power and authority to exercise the Preemptive Rights and to subscribe for the Capital Increase Shares and the Allocated Subscription Shares.

Section 5.3          No Beneficial Ownership of Common Stock.  As of the date of this Agreement (and without giving effect to this Agreement), neither the Investor nor any of its Affiliates has beneficial ownership of any Equity Security of the Company, nor is it a holder of or party to any security, derivative or other contract which is convertible into or exchangeable for any such Equity Security or the value of which is linked to or derived from the value of any Equity Security, without regard to any hedge that may have been entered into with respect to such security, derivative or other contract.

Section 5.4          No Distributive Intent.  The Investor will acquire the Capital Increase Shares for its own account with the present intent of holding the Capital Increase Shares for investment purposes and not with a view to, or for sale in connection with, any distribution of such shares.

Section 5.5          Available Funds.  The Investor has as of the date hereof, and will have on the Relevant Closing Date, sufficient funds to subscribe for the Capital Increase Shares at the Subscription Price.

Section 5.6          No Securities Act Registration.  The Investor acknowledges and agrees that the Preemptive Rights and the Capital Increase Shares have not been and will not be registered under the Securities Act and may be reoffered or resold only in transactions registered under the Securities Act or pursuant to an available exemption from registration. The Investor is not a U.S. Person and is acting solely for its own account in connection with the Investment.

Section 5.7          No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or Governmental Authority is required for the execution and delivery of, and performance by the Investor of its obligations under this Agreement, the exercise of the Preemptive Rights and the subscription by the Investor of the Capital Increase Shares.

Section 5.8          No Violation or Default.  The Investor is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; or (iii) in violation of any Law or Order, except, in the case of clauses (ii) or (iii) above, for any such default or violation that would not, individually or in the aggregate, materially impair the ability of the Investor to consummate the transactions contemplated by this Agreement.

Section 5.9          No Conflicts.  The execution and delivery of, and performance by, the Investor of its obligations under this Agreement will not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Investor, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject or (iii) result in the violation of any Law, except, in the case of clause (ii) above, for any such default or violation that would not, individually or in the aggregate, materially impair the ability of the Investor to consummate the transactions contemplated by this Agreement.

Section 5.10       Anti-Bribery Laws.  The Investor (a) is in compliance with all Anti-Bribery Laws and will remain in compliance with such laws and (b) will not authorize, offer or make payments directly or indirectly to any Government Official or third party that would result in a violation of any Anti-Bribery Law.

ARTICLE VI

COVENANTS

Section 6.1          Shareholders Meeting.  Not later than at the next regularly scheduled meeting of the Board (which is scheduled to be held on August 2, 2016), the Board will (a) call an extraordinary shareholders meeting to vote upon the Capital Increase and to authorize the Board to approve the Unsubscribed Shares Allocation (the “Shareholders Meeting”) and (b) recommend that the shareholders of the Company approve the Capital Increase and authorize the Board to approve the Unsubscribed Shares Allocation.  As soon as reasonably practicable following the date of the Board meeting referred to in the previous sentence, the Company shall publish the first notice summoning the Shareholders Meeting as required by the Corporations Act. The Shareholders Meeting shall occur no later than the 20th calendar day following the date of the first notice summoning the Shareholders Meeting, and in any event, no later than September 2, 2016.

Section 6.2          Conduct of Capital Increase.  Subject to and promptly following the approval of the Capital Increase at the Shareholders Meeting, the Company will prepare and file with the SVS a prospectus in Spanish to register the Capital Increase, which includes the Rights Offering, under the Securities Market Law and the Corporations Act (the “Chilean Prospectus”).  In addition, the Company shall (i) make all necessary filings to secure from the SVS the applicable certificate evidencing the registration of the Capital Increase Shares and allowing for such Capital Increase Shares to be offered pursuant to the Rights Offering; (ii) make all necessary filings to secure from the Santiago Stock Exchange the applicable certificate evidencing the registration of the Capital Increase Shares and allowing for such Capital Increase Shares to be traded on the Santiago Stock Exchange; and (iii) commence the Rights Offering no later than twenty (20) days following the receipt of the certificate referred to in clause (i) above.  The Company shall conduct the Capital Increase and the Rights Offering in accordance with applicable Chilean rules and regulations.

Section 6.3          No Transfer of Preemptive Rights.  The Investor shall not sell or otherwise transfer the Assigned Preemptive Rights or any beneficial interest therein to any Person.

Section 6.4          Standstill.  Subject to Section 6.14, and except for the transactions contemplated by Article II, from the date of this Agreement until the date that is thirty (30) months after the Final Closing Date, the Investor shall not, and shall cause its directors, officers, employees and Affiliates not to, and shall direct its agents and representatives (to the extent acting on its behalf) not to, directly or indirectly, alone, jointly or in concert with any other Person (including by providing financing to any other Person), unless specifically invited in writing by the Company:

(a)        propose, offer, negotiate or agree to: (1) purchase or otherwise acquire beneficial ownership (within the meaning of Section 13(d)(1) of the Exchange Act) or constructive economic ownership (including through any option, warrant, convertible security, stock appreciation right swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or other mechanism at a price related to the value of Equity Securities of the Company or a value determined in whole or part with reference to, or derived in whole or in part from, the value of Equity Securities of the Company and that increases in value as the value of Equity Securities of the Company increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Equity Securities of the Company, in any case without regard to whether (A) such derivative conveys any voting rights in such securities to such person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities or (C) such person may have entered into other transactions that hedge the economic effect of such derivative, but not including any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) under the Exchange Act) of any Equity Securities or Convertible Securities of the Company or any of its Subsidiaries, including rights or options to acquire such ownership; or (2) enter into any merger, arrangement, amalgamation or other business combination involving the Company or any of its Subsidiaries;

(b)        call or seek to call a meeting of the shareholders of the Company or initiate any proposal for action by the shareholders of the Company, or “solicit”, or participate with any Person in the “solicitation” of any “proxies” or consents in order to vote or consent regarding, or advise or influence any Person regarding, (i) the removal or election of directors or (ii) any transaction that would effect a change of control of the Company;

(c)        form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any action contemplated by any of the foregoing (except to the extent, if any, the Investor may be considered part of a “group” with the Assigning Shareholders or the Backstop Shareholder as a result of the entering into of this Agreement, the Promise of Assignment and Voting Agreements or the Backstop Agreement); provided that, for the avoidance of doubt, no “group” shall be formed for purposes of this clause (c) solely as a result of communications between the Investor or its representatives, on the one hand, and management of the Company or members of the Board in their capacity as management or members of the Board, respectively, on the other hand;

(d)        make any public or private disclosure of any consideration, intention, plan or arrangement of the foregoing; or

(e)        contact, advise, assist or encourage any other Person in connection with any of the foregoing, or in connection with any action inconsistent with the terms of this Agreement, or direct the vote of any holder of voting securities of the Company or its Subsidiaries or making a request to amend or waive this Section 6.4.

Section 6.5          Lock-Up.  (a)  Subject to Section 6.14, prior to the first (1st) anniversary of the Final Closing Date (the “Lock-up Period”), the Investor shall not Transfer any Acquisition Shares to any Person, without the prior written consent of the Company, other than:

(i)          (1) compulsory Transfers pursuant to any business combination, tender or exchange offer to acquire Common Stock or other extraordinary transaction (whether or not approved or recommended by the Board) or (2) Transfers pursuant to any business combination, tender or exchange offer to acquire Common Stock or other extraordinary transaction (x) that the Board has recommended or (y) in respect of which a majority of the members of the Board have provided a favorable opinion in writing;

(ii)        Transfers to one or more Persons other than a Company Restricted Person, of up to 2% of the total Common Stock then outstanding in the aggregate; and

(iii)       Transfers by the Investor to any Affiliate of the Investor, provided that prior to any such Transfer such Affiliate agrees in writing to acquire and hold such transferred Acquisition Shares subject to all of the provisions of this Agreement as if such Affiliate were the original Investor and the Investor provides an unconditional guarantee of all of such Affiliate’s obligations under this Agreement.

(b)          Following the expiration of the Lock-up Period, and subject to Section 6.14, the Investor may Transfer the Acquisition Shares:

(i)         in accordance with clauses (i) and (iii) of Section 6.5(a); provided that with respect to clause (i)(2) of Section 6.5(a), from and after the date that is thirty (30) months after the Final Closing, no recommendation of the Board or favorable opinion of its members shall be required for Investor to Transfer the Acquisition Shares in connection with any business combination, tender or exchange offer to acquire Common Stock or other extraordinary transaction that is, with respect to each type of transaction, either offered to all shareholders of the Company on equal terms or allows all shareholders of the Company to participate in such transaction on equal terms;

(ii)        pursuant to the Investor’s rights to registration on the terms and subject to the conditions set forth in Annex F;

(iii)       in one or more privately negotiated transactions exempt from the registration requirements of the Securities Market Law and the Securities Act; provided that any Transfers of Common Stock to a Company Restricted Person shall require the prior approval of the Company; and

(iv)       in the secondary market on the Santiago Stock Exchange, the Valparaíso Stock Exchange, the Electronic Stock Exchange or the New York Stock Exchange; provided that any Transfers of Common Stock in either of the following scenarios shall require the prior approval of the Company:

(x)        a Transfer of shares of Common Stock to a counterparty that, at the time of such Transfer, the Investor has actual knowledge is a Company Restricted Person or a Person acting in connection with such Transfer on behalf of a Company Restricted Person; and

(y)        a Transfer of shares of Common Stock that, when considered together with other Transfers of Common Stock made pursuant to this Section 6.5(b)(iv) within the twelve-month period ending on the date on which such Transfer would otherwise be consummated, would exceed five (5) percent of the total Common Stock then outstanding.

(c)          The Investor agrees that it will, if requested by the Company, deliver at its expense to the Company an opinion of reputable U.S. and Chilean counsel(s), in form and substance reasonably satisfactory to the Company and counsel for the Company, that any Transfer made pursuant to Section 6.5(a)(ii), Section 6.5(b)(iii) or Section 6.5(b)(iv) is not in violation of U.S. Securities Laws and the Securities Market Law.

Section 6.6          Preemptive Rights; Shortfall Purchase; Backstop Agreement.  Notwithstanding the restrictions specified in Section 6.4:

(a)          the Investor may acquire and exercise Preemptive Rights in connection with the Rights Offering;

(b)          to the extent that the Investor and its Affiliates collectively own less than 10.0% of the Post-Capital Increase Shares immediately following the Final Closing Date, the Investor shall, within five (5) Business Days of the Final Closing Date, place and not withdraw the Shortfall Purchase Order and shall acquire the shares of Common Stock that have been delivered to be sold pursuant to the Shortfall Purchase Order up to the Shortfall.  Upon the date of the expiration of the Shortfall Purchase Order, the Investor shall provide written notice to the Company indicating the number of shares of Common Stock that it acquired pursuant to the Shortfall Purchase Order; and

(c)          to the extent the Investor and its Affiliates collectively own less than 10.0% of the Post-Capital Increase Shares immediately following the expiration and settlement of the Shortfall Purchase Order, and subject to the performance by the Backstop Shareholder of its obligations under the Backstop Agreement, the Investor shall purchase from the Backstop Shareholder the Shareholder Backstop Shares specified in the Backstop Agreement on the Santiago Stock Exchange pursuant to the terms and conditions of the Backstop Agreement.

Section 6.7          Secondary Market Purchases of Common Stock.  Notwithstanding the restrictions specified in Section 6.4, to the extent that the Investor and its Affiliates collectively own less than 10.0% of the Post-Capital Increase Shares immediately following the Investor’s acquisition of Shareholder Backstop Shares pursuant to the Backstop Agreement, the Investor may purchase shares of Common Stock (including in the form of American Depositary Shares) in the secondary market on the Santiago Stock Exchange, the Valparaíso Stock Exchange, the Electronic Stock Exchange or the New York Stock Exchange, provided that following any such purchases, the Investor and its Affiliates will collectively own not more than 10.0% of the Post-Capital Increase Shares.

Section 6.8          Investor Board Representation.  If, at any time prior to the next ordinary shareholders meeting of the Company following the date of this Agreement (the “2017 Shareholders Meeting”), (a) the Investor owns, directly or indirectly, at least 7.40% of the Post-Capital Increase Shares and (b) the Board has a vacancy, the Board shall, at the first Board meeting held after the Investor has acquired at least 7.40% of the Post-Capital Increase Shares, appoint an individual designated by the Investor as a director of the Board (which person shall be reasonably acceptable to the Company). If, immediately following the 2017 Shareholders Meeting, (a) the Investor owns, directly or indirectly, less than 10.0%, but at least 7.40%, of the Post-Capital Increase Shares, (b) the Investor’s designee to become a director of the Board has not been elected to the Board at the 2017 Shareholders Meeting and (c) the Board has a vacancy, the Board shall as soon as reasonably practicable appoint the individual designated by the Investor as a director of the Board (which person shall be reasonably acceptable to the Company).

Section 6.9          Partnership Framework.  Subject to all applicable legal requirements, including, but not limited to, any required approval of competent Governmental Authorities, following the Final Closing Date the Investor and the Company shall endeavor to promote the exchange of best practices and identify potential areas of cooperation and synergies between their respective companies and their Subsidiaries and Affiliates (the “Partnership Framework”). The Investor agrees that no Government Official who may be an officer, director, senior manager, partner, owner, or principal of or agent for the Investor, will use his or her government position to influence acts or decisions of a government for the benefit of the Company in connection with the Partnership Framework or otherwise in a manner that violates any Anti-Bribery Law.

Section 6.10        Cooperation.  Subject to the terms and conditions of this Agreement, the Company and the Investor agree to (a) use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the terms of this Agreement and the transactions contemplated hereby and (b) refrain from taking any action that would have or would reasonably be expected to have the effect of delaying or otherwise frustrating the consummation or effectiveness of the terms of this Agreement and the transactions contemplated hereby.

Section 6.11        Fees and Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 8.1 hereof, and except as may otherwise be specifically provided in this Agreement, each Party shall pay the fees and expenses of its counsel, accountants and other experts and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.12        Publicity.  Each Party agrees to consult with each other before issuing any press release or other public announcement or communication relating to the execution or performance of this Agreement or to the transactions contemplated hereby; provided, however, that neither Party shall be restrained from making such disclosure as it shall be advised by counsel it is required to make by Law or guidance or by the regulations of any stock exchange (and, in such circumstance, such Party shall not be required to consult with the other Party in respect of such disclosure).

Section 6.13        Confidentiality.  Subject to the requirements of Law, each party hereto acknowledges that this Agreement and the information provided to it and its representatives in connection with this Agreement and the transactions contemplated hereby are subject to the terms of the Non-Disclosure and Stand Still Deed between the Company and the Investor dated March 9, 2016 (the “Non-Disclosure and Stand Still Deed”).  Except for the confidentiality obligations provided thereunder, such Non-Disclosure and Stand Still Deed shall not survive and shall have no further force or effect after the Final Closing.

Section 6.14        Termination of Standstill and Lockup.  (a)  If, during any period when the provisions of Section 6.4 and Section 6.5 of this Agreement are applicable, any Investor Restricted Person acquires or beneficially owns, directly or indirectly, more than five percent (5%) of the outstanding Common Stock, then the restrictions and limitations contained in Section 6.4 and Section 6.5, other than the restriction specified in Section 6.5(b)(iii) and 6.5(b)(iv) hereof, shall immediately terminate and shall no longer have any force or effect with respect to periods thereafter.

(b)          If, during any period when the provisions of Section 6.5 of this Agreement are applicable, a Material Breach has occurred and has not been cured within the Cure Period, then the restrictions and limitations contained in Section 6.5 shall immediately terminate and shall no longer have any force or effect. To the extent the Company or a shareholder of the Company takes action within the Cure Period that permits the Investor to acquire a number of shares of Common Stock equal to the number of shares of Common Stock that the Investor would have acquired but for the Material Breach, then the Material Breach shall be deemed to be cured within the Cure Period for purposes of this Section 6.14(b).

Section 6.15        Board Proposal to Amend the Bylaws.  The Board will (i) summon an extraordinary shareholders meeting of the Company to be held on the same date as the first annual general shareholders meeting of the Company following the Final Closing Date, and (ii) propose and recommend to the shareholders of the Company that the bylaws of the Company be amended to provide for alternate directors of the Board at such extraordinary shareholders meeting, unless the Investor communicates in writing to the Company that the bylaws of the Company need not be amended in such manner.

Section 6.16        Nonsolicitation.  For a period of thirty (30) months from the Final Closing Date, each Party shall not, and shall cause its directors, officers, employees and Affiliates not to, and shall direct its agents and representatives (to the extent acting on its behalf) not to, solicit for hire, directly or indirectly, any Person who is a member of senior management of the other Party.

Section 6.17        Registration Rights Obligations.  The Parties hereby agree to be bound by the covenants and agreements set forth in Annex F hereto.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1          Mutual Conditions.  The obligations of each Party to effect the First Closing and the Final Closing shall be subject to the satisfaction on or before the Closing Date or the Final Closing Date, as applicable, of the following conditions, any of which may be waived in writing by the Investor and the Company, acting jointly:

(a)           Shareholders Approval of Capital Increase and Unsubscribed Shares Allocation.  The shareholders of the Company have approved the Capital Increase and the Unsubscribed Shares Allocation, the Capital Increase has been duly registered with the SVS and each applicable stock exchange and all other requirements for the issuance, offering (including the duly commencement of the Rights Offering) and subscription the Capital Increase Shares have been legally and validly fulfilled.

(b)           Legal Proceedings.  No Law, preliminary or permanent injunction or other Order shall be in effect that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement, including, without limitation, the Capital Increase.

(c)           Promise of Assignment and Voting Agreement.  The Promise of Assignment and Voting Agreements and the Backstop Agreement are in full force and effect, without material breach thereof by any Assigning Shareholder.

(d)           Regulatory Approvals.  All authorizations, approvals, consents, or expirations of applicable waiting periods required to be obtained by either Party, if any, under applicable Laws relating to antitrust or competition in any jurisdiction (other than Qatar and Chile) for the execution and delivery of, and performance by either Party of its obligations under this Agreement, the issuance of the Preemptive Rights by the Company and the acquisition by the Investor of the Acquisition Shares pursuant to this Agreement, shall have been obtained or occurred, except where the failure to obtain such authorizations, approvals or consents would not, in the reasonable judgment of the Company, have or reasonably be expected to have a Material Adverse Effect.

Section 7.2          Conditions to Obligations of the Investor.  The obligations of the Investor (i) to exercise the Assigned Preemptive Rights and to pay to the Company the aggregate Subscription Price with respect thereto pursuant to Section 2.1 on the First Closing Date and (ii) to subscribe for the Unsubscribed Shares and pay to the Company the aggregate Subscription Price with respect thereto pursuant to Section 2.2 are subject to the satisfaction, at or prior to the First Closing Date and Final Closing Date, as applicable, of each of the following conditions (all or any of which may be waived in whole or in part by the Investor in its sole discretion); provided that the condition set forth in Section 7.2(d) shall be a condition only with respect to the obligations of the Investor on the First Closing Date specified in clause (i) above:

(a)          Accuracy of Representations and Warranties.  The Other Representations with respect to the Company that are qualified by materiality or Material Adverse Effect and the Fundamental Representations of the Company shall be true and correct in all respects, and the Other Representations with respect to the Company that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, in each case, on and as of the date of this Agreement and as of the Relevant Closing Date, with the same effect as though such representations and warranties had been made on and as of such Relevant Closing Date, except that such representations and warranties that are made as of a specific date need only be true as of such date.

(b)          Performance of Covenants and Agreements.  The Company shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it on or before such Relevant Closing Date.

(c)           No Issuances.  Since July 11, 2016, the Company has not issued any shares of Common Stock, other than any shares of Common Stock issued pursuant to the Rights Offering.

(d)           No Material Adverse Effect.  From January 1, 2016 until the First Closing Date, there shall not have occurred and be continuing any event, circumstance, or occurrence that has, or that would reasonably be expected to have, a Material Adverse Effect.

(e)          Officer’s Certificate.  The Investor shall have received a certificate from an officer of the Company, dated as of the First Closing Date or the Final Closing Date, representing and certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been fulfilled, substantially in the form attached hereto as Annex G.

Section 7.3          Conditions to Obligations of the Company.  The obligations of the Company (i) to issue the Assigned Subscription Shares to the Investor pursuant to Section 2.1 on the First Closing Date and (ii) to issue the Allocated Subscription Shares to the Investor pursuant to Section 2.2 on the Final Closing Date, are subject to the satisfaction, on or before the First Closing Date or Final Closing Date, as applicable, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

(a)          Accuracy of Representations and Warranties.  The Other Representations of the Investor that are qualified by materiality or Material Adverse Effect and the Fundamental Representations of the Investor shall be true and correct in all respects, and the Other Representations of the Investor that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects, in each case, on and as of the date of this Agreement and as of the Relevant Closing Date, with the same effect as though such representations and warranties had been made on and as of such Relevant Closing Date, except that such representations and warranties that are made as of a specific date need only be true as of such date.

(b)           Performance of Covenants and Agreements.  The Investor shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it on or before such Relevant Closing Date.

(c)           Officer’s Certificate.  The Company shall have received a certificate from a member or an officer of the Investor, dated as of the First Closing Date or the Final Closing Date, as applicable, representing and certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been fulfilled, substantially in the form attached hereto as Annex H.

ARTICLE VIII

TERMINATION

Section 8.1          Termination.  This Agreement may be terminated at any time prior to the Final Closing Date:

(a)           By mutual written consent of the Company and the Investor.

(b)           By the Investor, if the conditions set forth in Section 7.2 shall not have been complied with or performed and such noncompliance or non-performance shall not have been cured (or by its nature cannot be cured) on or before the Relevant Closing Date.

(c)           By the Company, if the conditions set forth in Section 7.3 shall not have been complied with or performed and such noncompliance or non-performance shall not have been cured (or by its nature cannot be cured) on or before the Relevant Closing Date.

(d)           By either the Company or the Investor if the Commencement Date shall not have occurred on or before the day that is 180 calendar days from the date of this Agreement (the “Outside Date”), provided that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Commencement Date to occur on or prior to the Outside Date.

(e)           By either the Company or the Investor if there is a final non-appealable injunction or other Order, decree or ruling issued by a Governmental Authority permanently enjoining or otherwise prohibiting the consummation of the Investment and the transactions contemplated by this Agreement (a “Final Order”); provided that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure to fulfill any obligation under this Agreement, or has resulted in the issuance of such Final Order.

Section 8.2          Effect of Termination.  If this Agreement is terminated in accordance with Section 8.1, this Agreement shall become null and void and each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and there shall be no liability on the part of the Investor and the Company; provided, however, that, Section 6.12 (Publicity), Section 6.13 (Confidentiality), this Section 8.2 and Article IX (Miscellaneous) shall remain in full force and effect and survive such termination indefinitely, and a Party shall remain liable solely to the extent that such termination results from a material breach by such Party of any of its representations, warranties, covenants, agreements, obligations or undertakings set forth in this Agreement. No Party shall in any event be liable to the other Party for loss of anticipated profits from the transactions contemplated by this Agreement or for any other consequential damages arising out of the termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1          Survival of Representations, Warranties and Covenants.  The representations, warranties and agreements of the Parties made herein or in any other agreement delivered pursuant to this Agreement with respect to the actions and deliveries to be taken on a Closing Date shall survive to such Closing Date.  The Fundamental Representations shall survive the Final Closing Date, and the Other Representations shall terminate immediately following the Final Closing Date.  The agreements of the Parties that are by their express terms to be performed following the Relevant Closing shall survive such Relevant Closing.

Section 9.2          Remedies.  (a)  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise in breach such provisions.  It is accordingly agreed that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at Law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Party seeking the injunction, specific performance or other equitable relief has an adequate remedy of Law.

(b)          The remedies available to the Parties pursuant to this Section 9.2 shall be in addition to any other remedy to which they are entitled at Law or in equity.  To the extent any Party brings any action to enforce specifically the performance of the terms and provisions of this Agreement (other than an action solely to specifically enforce any provision that expressly survives termination of this Agreement pursuant to Section 9.1 hereof), the Outside Date shall automatically be extended by (i) the amount of time during which such action is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such action.

Section 9.3          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if e-mailed, mailed or transmitted and confirmed by any standard form of telecommunication. Notices shall be given:

if to the Company, to:

LATAM Airlines Group S.A.
Presidente Riesco 5711, 20th Floor
Las Condes, Santiago, Chile
Attention:  Juan Carlos Mencio
E-mail:  jmencio@latam.com
Facsimile:  (+56) 2 2565-3700

with a copy to:

Sullivan & Cromwell LLP
1700 New York Avenue, NW
Washington, D.C. 20006
Attention:  Robert Risoleo
Facsimile:  (202) 956-6974
E-mail:  risoleor@sullcrom.com

and a copy to:

Claro & Cia.
Apoquindo 3721, 14th Floor
Las Condes, Santiago, Chile
Attention:  José María Eyzaguirre B.
Facsimile:  (+56) 2 2367-3003
E-mail:  jmeyzaguirre@claro.cl

if to the Investor, to:

Qatar Airways
Qatar Airways Tower 1
Airport Road
Doha, Qatar
Attention: Group Chief Executive
Facsimile: (+974) 4462 6618
E-mail:  gceooffice@qatarairways.com.qa

with a copy to:

Qatar Airways
Qatar Airways Tower 1
Airport Road
Doha, Qatar
Attention: SVP Contracts
Facsimile: (+974) 4462 6618
E-mail:  contractsdept@qatarairways.com.qa

and a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Jon-Paul Bernard
Facsimile: +1 212 310 8007
E-Mail: jon-paul.bernard@weil.com

Section 9.4          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.  The obligations of the Parties under the subscription agreements (contratos de suscripción) to be executed pursuant to Section 2.1 and Section 2.2 of this Agreement shall be governed by the laws of the Republic of Chile.

Section 9.5          Submission to Jurisdiction; Agent for Service; Waiver of Jury Trial.

(a)          Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby or thereby (“Related Proceedings”) may only be instituted by any of the Parties in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of the Specified Courts in any Related Proceeding and agrees not to commence any Related Proceeding except in the Specified Courts. Each Party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b)          Within five (5) Business Days of the date hereof, the Company will irrevocably appoint an authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding. The Company agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 9.5(b), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company will provide written evidence to the Investor that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect from the date of such appointment of such authorized agent to the date that is six years from the date of this Agreement.

(c)          Within five (5) Business Days of the date hereof, the Investor will irrevocably appoint an authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding. The Investor agrees that service of process upon such authorized agent, and written notice of such service to the Investor by the person serving the same to the address provided in this Section 9.5(c), shall be deemed in every respect effective service of process upon the Investor in any such suit or proceeding. The Investor will provide written evidence to the Company that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Investor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect from the date of such appointment of such authorized agent to the date that is six years from the date of this Agreement.

(d)          Each Party hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

Section 9.6          Waiver of Immunity.  To the extent that either Party may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to either Party such an immunity (whether or not claimed), such Party hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by Law.

Section 9.7          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 9.8          Assignment.  No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party; provided, however, that Investor may assign the right to acquire the Assigned Subscription Shares and the Allocated Subscription Shares pursuant to this Agreement to one or more of its wholly-owned Subsidiaries (it being agreed that any such assignment shall not release Investor from its obligations under this Agreement); and provided, further, that (a) the Investor shall cause such Subsidiary to acquire the Assigned Subscription Shares, the Allocated Subscription Shares and the Shareholder Backstop Shares as contemplated in this Agreement and (b) the Investor shall notify in writing to the Company the identity of such assignee and provide a copy of the agreement or instrument pursuant to which such assignment is made. Any purported assignment in violation of this Agreement is null and void.

Section 9.9          Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 9.10        Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Parties.

Section 9.11        Prior Negotiations; Entire Agreement.  Except as otherwise provided for in Section 6.13, this Agreement (including the exhibits hereto) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

LATAM AIRLINES GROUP S.A.

By:	/s/ Roberto Alvo
	Name:	Roberto Alvo
	Title:	CEO, International & Alliances

By:	/s/ Enrique Cueto
	Name:	Enrique Cueto
	Title:	Chief Executive Officer

QATAR AIRWAYS

By:	/s/ Akbar Al Baker
	Name:	Akbar Al Baker
	Title:	Group Chief Executive

ANNEX A

LIST OF ASSIGNING SHAREHOLDERS

Assigning Shareholder	Shares of Common Stock held

Cueto Group:
Inversiones Nueva Costa Verde Aeronáutica Limitada
Inversiones Mineras del Cantábrico S.A.
Inversiones Priesca Dos y Compañía Limitada
Inversiones Caravia Dos y Compañía Limitada
Inversiones El Fano Dos y Compañía Limitada
Costa Verde Aeronáutica S.A.
Costa Verde Aeronáutica SpA
Inversiones Puerto Claro Dos y Compañía Limitada
Inversiones La Espasa Dos y Compañía Limitada
Inversiones La Espasa Dos S.A.
Inversiones Puerto Claro Dos Limitada
Total Cueto Group:	136,394,023

Amaro Group:
TEP Chile S.A.
Total Amaro Group:	65,554,075

Bethia Group:
Axxion S.A.
Inversiones HS SpA
Total Bethia Group:	33,367,357

Eblen Group:
Inversiones Pía SpA
Inversiones Andes SpA
Comercial Las Vertientes SpA
Inversiones Andes II SpA
Total Eblen Group:	35,945,199

Aggregate Total Assigning Shareholders:	271,260,654

ANNEX B

FORM OF PROMISE OF ASSIGNMENT AND VOTING AGREEMENT

PROMISE OF ASSIGNMENT AND VOTING AGREEMENT

This Promise of Assignment and Voting Agreement (the “Agreement”) is entered into in Santiago, Chile, on [month] [day], 2016, by and between [identification of the relevant shareholder], represented by [*], hereinafter the “Assignor”; and [investor], represented by [*], hereinafter the “Investor”.

WHEREAS, LATAM Airlines Group S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Chile (the “Company”) has announced today that it has entered into certain Subscription Agreement with the Investor (as amended from time to time, the “Subscription Agreement”), in order for the Investor to acquire up to 10% of the total issued and outstanding shares of the Company after the Capital Increase (as defined below).

WHEREAS, pursuant to the terms of the Subscription Agreement, the board of directors of the Company (the “Board”) shall summon an extraordinary shareholders meeting (the “Shareholders Meeting”) to approve a capital increase (the “Capital Increase”) in the amount of [*], by issuing [*] new ordinary shares (the “Capital Increase Shares”) of the Company.

WHEREAS, according to Chilean Law, in the event that the Capital Increase is approved by the Shareholders Meeting the Assignor will have a preemptive right to subscribe for and pay [*] Capital Increase Shares (the “Assignor Preemptive Right”).

WHEREAS, the Assignor wishes to collaborate with the Investor in becoming a holder of up to 10% of the total issued and outstanding shares of the Company.

WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to such terms in the Subscription Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the Parties agree as follows:

FIRST:          Agreement to vote

The Assignor hereby undertakes, in favor of the Investor, to attend the Shareholders Meeting and vote in it approving (i) the Capital Increase; (ii) the allocation by the Company to the Investor of 100% of the unsubscribed Capital Increase Shares resulting from any preemptive rights not exercised by the Company’s shareholders within the legal term; and (iii) any other proposal by the Board included in the notice published to summon the Shareholders Meeting.

The Assignor hereby undertakes to (i) attend the extraordinary shareholders meeting of the Company at which the proposal to amend the by-laws of the Company to provide for alternate directors of the Board (the “By-laws Amendment”) will be voted upon by the shareholders, and (ii) vote in favor of the By-laws Amendment.

SECOND:     Promise of Assignment of Preemptive Rights

2.1           Subject to the condition consisting in the publication of the notice of preemptive rights (aviso de opción preferente) in a newspaper, pursuant to article 26 of the Reglamento de Sociedades Anónimas, the Assignor promises to assign, and the investor promises to acquire, the Assignor Preemptive Right.

2.2           The terms and conditions of the assignment agreement will be those set forth in the form attached as Exhibit A to this Agreement.

2.3           On the same date of publication of the notice of preemptive rights mentioned in section 2.1, the parties shall execute a Preemptive Right Assignment Agreement substantially similar to the form attached as Annex A.  Upon execution of such Preemptive Rights Assignment Agreement, the Investor shall pay the assignment price to the Assignor immediately.

THIRD:         Miscellaneous

3.1           This Agreement is governed by Chilean law.

3.2           Any legal suit, action or proceeding arising out or based upon this Agreement or the transactions contemplated hereby shall be submitted to the ordinary courts with jurisdiction over the borough of Santiago, Chile.

3.3.           For all legal purposes, the parties agree to be domiciled in the city and borough of Santiago, Chile.

3.4           No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

3.5           This Agreement is signed in two originals, one of which has been delivered to each of the parties.

3.6           The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Assignor does not perform the provisions of this Agreement in accordance with its specified terms.  It is accordingly agreed that the Investor shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Investor is entitled at Law or in equity.  The Assignor agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Investor has an adequate remedy at Law.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the date first written above.

ASSIGNOR	INVESTOR

EXHIBIT A TO PROMISE OF ASSIGNMENT AND VOTING AGREEMENT

FORM OF PREEMPTIVE RIGHT ASSIGNMENT AGREEMENT

This Preemptive Right Assignment Agreement (the “Agreement”) is entered into in Santiago, Chile, on [month] [day], 2016, by and between [identification of the relevant shareholder], represented by [*], hereinafter the “Assignor”; and [investor], represented by [*], hereinafter the “Investor”.

WHEREAS the extraordinary shareholders meeting of LATAM Airlines Group S.A. (the “Company”) held on [*] approved a capital increase (the “Capital Increase”) in the amount of [*], by issuing [*] new ordinary shares (the “Capital Increase Shares”) of the Company.

WHEREAS on the date hereof the Company published the notice provided in article 26 of the Reglamento de Sociedades Anónimas, which sets forth the commencement of the preferential subscription period of the Capital Increase Shares.

WHEREAS according to its shareholding as of the fifth business day prior to the publication of the notice referred to above, and pursuant to Law number 18,046 and the resolutions by the abovementioned shareholders meeting, the Assignor has a preference for subscribing [*] of the Capital Increase Shares (the “Assignor Preemptive Right”).

WHEREAS by means of certain Promise of Assignment and Voting Agreement dated [*], the Assignor promised to assign, and the Investor promised to acquire, the Assignor Preemptive Right.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the Parties agree as follows:

FIRST:          Assignment of the Assignor Preferential Right

The Assignor hereby assigns and transfers to the Investor, who accepts and acquires, the Assignor Preemptive Right.  The Assignor delivers in this act the relevant certificate of preemptive right to the Investor, who declares to receive it to its satisfaction.

SECOND:     Price

The price of this assignment is the amount of [*], which is paid in this act by the Investor in cash to the Assignor, who declares to receive it to its satisfaction.

THIRD:         Power of attorney

Any bearer of one of the originals of this Agreement is hereby empowered to request from the Company’s General Manager, or from any person acting in such capacity, the registration of this assignment in the Registry of Preemptive Rights of the Company, and to request any registration, annotation, cancelation, publication or action which may be pertinent to this effect.

FOURTH:     Miscellanea

4.1           This Agreement is governed by Chilean law.

4.2           Any legal suit, action or proceeding arising out or based upon this Agreement or the transactions contemplated hereby shall be submitted to the ordinary courts with jurisdiction over the borough of Santiago, Chile.

4.3.          For all legal purposes, the parties agree to be domiciled in the city and borough of Santiago, Chile.

4.4           This Agreement is signed in two originals, one of which has been delivered to each of the parties.

  IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the date first written above.

ANNEX C

BACKSTOP SHAREHOLDER

Backstop Shareholder	Maximum Backstop Shares (as defined in the Backstop Agreement)
TEP Chile S.A.	15,329,106 shares of Common Stock

C-1

ANNEX D

FORM OF BACKSTOP AGREEMENT

BACKSTOP AGREEMENT, dated as of July 12, 2016 (this “Agreement”), by and between TEP Chile S.A., a sociedad anónima incorporated and existing under the laws of Chile (the “Backstop Shareholder”), and Qatar Airways Q.C.S.C., a corporation incorporated and existing under the laws of Qatar (the “Investor”, and together with the Backstop Shareholder, the “Parties”, and each of the Investor and the Backstop Shareholder, a “Party”).

Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings specified in the Subscription Agreement, dated the date hereof, by and between LATAM Airlines Group S.A. and the Investor (the “Subscription Agreement”).

RECITALS

WHEREAS, pursuant to Section 6.6 of the Subscription Agreement, to the extent the number of shares of Common Stock owned by the Investor and its Affiliates is less than 10.0% of the Post-Capital Increase Shares following the expiration and settlement of the Shortfall Purchase Order, the Investor wishes to acquire additional shares of Common Stock from the Backstop Shareholder with the objective of acquiring in aggregate 10.0% of the Post-Capital Increase Shares; and

WHEREAS, in this circumstance, the Backstop Shareholder is willing to sell to the Investor a number of shares of Common Stock not to exceed the Maximum Backstop Shares (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the Parties agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the following capitalized terms shall have the following meanings:

“Gap Shares” shall mean the number of shares of Common Stock that the Investor would need to acquire immediately following the Shortfall Purchase Order Closing Date in order for the Investor and its Affiliates collectively to become the beneficial owners of 10.0% of the Post-Capital Increase Shares.

“Maximum Backstop Shares” shall mean 15,329,106 shares of Common Stock owned by the Backstop Shareholder.

“Purchase Date” shall have the meaning specified in Section 1.2.

“Shareholder Backstop Shares” shall have the meaning specified in Section 1.2.

“Shortfall Purchase Order Closing Date” shall mean the final settlement date of the Shortfall Purchase Order.

“Subscription Price” means US$10.00 per share of Common Stock.

ARTICLE I

TRANSACTION

Section 1.1             Notification to the Backstop Shareholder and the Company.  On the Business Day immediately following the Shortfall Purchase Order Closing Date, the Investor shall deliver written notice to the Backstop Shareholder, with a copy to the Company, indicating (i) the number of shares of Common Stock it and its Affiliates own as of the Shortfall Purchase Order Closing Date and (ii) the number of Gap Shares.

Section 1.2             Purchase of Shareholder Backstop Shares.  Subject to the terms and conditions stated herein, on the third (3rd) Business Day following the Shortfall Purchase Order Closing Date (or another date following such third (3rd) Business Day agreed to by the Parties in writing) (the “Purchase Date”), the Investor shall purchase and accept, and the Backstop Shareholder shall sell and transfer to the Investor, for a per share purchase price equal to the Subscription Price, a number of shares of Common Stock equal to the lesser of (i) the Maximum Backstop Shares and (ii) the Gap Shares (such number of shares of Common Stock being referred to herein as the “Shareholder Backstop Shares”). The Parties agree to execute the transaction contemplated by this Agreement on the Santiago Stock Exchange. On the Purchase Date, (i) the Backstop Shareholder and the Investor shall execute a transfer agreement (traspaso de acciones) substantially in the form attached hereto as Annex A to effect the transfer of the Shareholder Backstop Shares, and the Backstop Shareholder shall deliver to the Investor certificates representing the Shareholder Backstop Shares or evidence that such certificates have not been issued or are held by the Company, and (ii) the Investor shall pay to the Backstop Shareholder the Subscription Price for each Shareholder Backstop Share by wire transfer of immediately available funds to an account designated by the Backstop Shareholder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP SHAREHOLDER

The Backstop Shareholder hereby represents and warrants to the Investor as of the date hereof and as of the Purchase Date as follows:

Section 2.1            Due Authorization.  The Backstop Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement.

Section 2.2            Ownership of Maximum Backstop Shares; Absence of Encumbrances. The Backstop Shareholder is the sole record and beneficial owner of the Maximum Backstop Shares. The Backstop Shareholder has good title to the Maximum Backstop Shares, free and clear of any transfer restriction, lien, charge, pledge, security interest, claim or other encumbrance.  On the Purchase Date, the Backstop Shareholder will sell and transfer the Shareholder Backstop Shares to the Investor free and clear of any transfer restriction, lien, charge, pledge, security interest, claim or other encumbrance.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Backstop Shareholder as of the date hereof and as of the Purchase Date that the Investor has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if e-mailed, mailed or transmitted and confirmed by any standard form of telecommunication. Notices shall be given:

if to the Investor, to:

Qatar Airways
Qatar Airways Tower 1
Airport Road
Doha, Qatar
Attention: Group Chief Executive
Facsimile: (+974) 4462 6618
E-mail:  gceooffice@qatarairways.com.qa

with a copy to:

Qatar Airways
Qatar Airways Tower 1
Airport Road
Doha, Qatar
Attention: SVP Contracts
Facsimile: (+974) 4462 6618
E-mail:  contractsdept@qatarairways.com.qa

and a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Jon-Paul Bernard
Facsimile: +1 212 310 8007
E-Mail: jon-paul.bernard@weil.com

if to the Backstop Shareholder, to:

Turci Advogados
Rua Fidêncio Ramos, 100, 7º andar
04551-010
São Paulo – SP, Brasil
Attention: Flavia Turci
Facsimile: +55 11 2177 2197
E-mail: turci@turci.com

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Attention: Anand Saha
Facsimile: +1 212 878 8375
E-mail: Anand.Saha@CliffordChance.com

and a copy to:

Contreras Velozo Eguiguren Vial Salas
Isidora Goyenechea 3477, Las Condes
Santiago, Chile
Attention: Óscar Contreras B.
E-mail: ocontreras@covel.cl

Section 4.2            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. The obligations of the Parties under the transfer agreement (traspaso de acciones) to be executed pursuant to Section 2.2 of this Agreement shall be governed by the laws of the Republic of Chile.

Section 4.3            Submission to Jurisdiction; Agent for Service; Waiver of Jury Trial.

(a)           Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby or thereby (“Related Proceedings”) may only be instituted by any of the Parties in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of the Specified Courts in any Related Proceeding and agrees not to commence any Related Proceeding except in the Specified Courts. Each Party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b)           The Backstop Shareholder irrevocably appoints National Corporate Research, Ltd., located at 10 E. 40th Street, 10th floor, New York, NY 10016, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Backstop Shareholder by the person serving the same to the address provided in this Section 4.3(b), shall be deemed in every respect effective service of process upon the Backstop Shareholder in any such suit or proceeding. The Backstop Shareholder hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Backstop Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of six years from the date of this Agreement.

(c)           Within five (5) Business Days of the date hereof, the Investor will irrevocably appoint an authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding. The Investor agrees that service of process upon such authorized agent, and written notice of such service to the Investor by the person serving the same to the address provided in this Section 4.3(c), shall be deemed in every respect effective service of process upon the Investor in any such suit or proceeding. The Investor will provide written evidence to the Backstop Shareholder that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Investor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect from the date of such appointment of such authorized agent to the date that is six years from the date of this Agreement.

(d)           Each Party hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)           The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Backstop Shareholder does not perform the provisions of this Agreement in accordance with its specified terms.  It is accordingly agreed that the Investor shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Investor is entitled at Law or in equity.  The Backstop Shareholder agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Investor has an adequate remedy at Law.

Section 4.4            Assignment.  No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party; provided, however, that Investor may assign the right to acquire the Shareholder Backstop Shares pursuant to this Agreement to one or more of its wholly-owned Subsidiaries (it being agreed that any such assignment shall not release Investor from its obligations under this Agreement); and provided, further, that the Investor shall cause such Subsidiary to acquire the Shareholder Backstop Shares as contemplated in this Agreement. Any purported assignment in violation of this Agreement is null and void.

Section 4.5            Termination.  If the Subscription Agreement is terminated in accordance with its terms, this Agreement shall become null and void and each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination.

Section 4.6            Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 4.7            Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Parties.

Section 4.8            Survival.  The representations, warranties, agreements and covenants of the Parties made herein shall survive the Purchase Date.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

TEP CHILE S.A.

By:
Name:
Title:

QATAR AIRWAYS

By:
Name:
Title:

ANNEX A TO THE BACKSTOP AGREEMENT

FORM OF SHARE TRANSFER AGREEMENT

TRASPASO DE ACCIONES

Santiago, [*] de [*] de 2016

Por medio del presente documento se efectúa la venta, cesión y traspaso de [*] acciones emitidas por la sociedad LATAM Airlines Group S.A. de propiedad del cedente [*], las que se venden, ceden y transfieren al cesionario y adquirente [*] al precio de US$[*] por acción.

Nombre del cedente:	[*]

R.U.T. N°:	[*]

Representado por:	_________________________

C.N.I. N°:	_________________________

Representado por:	_________________________

C.N.I. N°:	_________________________

_________________________________
Firma de los representantes del cedente

TESTIGO 1		TESTIGO 2

Nombre:	[*]	Nombre:	[*]

C.N.I. N°:	[*]	C.N.I. N°:	[*]

Firma:	_________________________	Firma:	_________________________

Domicilio:	[*], [*], [*]	Domicilio:	[*], [*], [*]

El adquirente declara aceptar la presente venta, cesión y traspaso, como asimismo los estatutos de la sociedad emisora.

Nombre del cesionario
y adquirente:	[*]

R.U.T. N°:	[*]

Representado por:	_________________________

C.N.I. N°:	_________________________

Representado por:	_________________________

C.N.I. N°:	_________________________

_________________________________
Firma de los representantes del adquirente

TESTIGO 1		TESTIGO 2

Nombre:	[*]	Nombre:	[*]

C.N.I. N°:	[*]	C.N.I. N°:	[*]

Firma:	_________________________	Firma:	_________________________

Domicilio:	[*], [*], [*]	Domicilio:	[*], [*], [*]

El señor gerente de la sociedad emisora, o quien haga sus veces o un notario público deberá inscribir el presente traspaso de acciones en el registro de accionistas a la presentación de este documento.

ADQUIRENTE SOLICITA:
1.	Que la sociedad tenga a su disposición el título correspondiente a las acciones adquiridas o compradas, a contar de la fecha de recepción del traspaso.

2.
Que la sociedad no emita el título en el plazo establecido en el N° 1 precedente, sin perjuicio de la inscripción del traspaso correspondiente, y del derecho a solicitar el título cuando lo considere oportuno.

INFORMACIÓN DEL ADQUIRENTE PARA EL REGISTRO DE FIRMAS:

Nombre: [*]

Firma autorizada:

ANNEX E

FORM OF CHILEAN SUBSCRIPTION AGREEMENT

LATAM AIRLINES GROUP S.A.
Sociedad Anónima abierta
Inscripción Registro de Valores N° 306
CONTRATO DE SUSCRIPCIÓN Y PAGO DE ACCIONES

En Santiago de Chile, a [______] de [______] de 2016, entre LATAM AIRLINES GROUP S.A., representada por su Gerente General, don [______], Rut [______], domiciliado en [______], [comuna], de la ciudad de Santiago (la “Sociedad”); y don [______] RUT [______] domiciliado en [______] (el "Suscriptor"), se ha convenido el siguiente contrato de suscripción de acciones:

PRIMERO: En junta extraordinaria de accionistas de la Sociedad celebrada con fecha [______] de 2016, cuya acta se redujo a escritura pública con [esa misma fecha] en la Notaría de Santiagoe [______], se acordó aumentar el capital de la sociedad en la suma de $[______], mediante la emisión de [______] acciones de pago, de una misma y única serie, sin valor nominal. El extracto de la escritura antes mencionada se inscribió a fojas [______], N° [______], del Registro de Comercio de Santiago, con fecha [______] de 2016, y se publicó en el Diario Oficial N° [______] de fecha [______] de 2016.

SEGUNDO: La Superintendencia de Valores y Seguros, con fecha [______] de 2016, inscribió en el Registro de Valores con el Nº [______], la emisión de [______] acciones de pago, de una misma y única serie, sin valor nominal, por un monto total de $[______], con cargo al aumento de capital referido en la cláusula Primera que precede. El plazo para la emisión, suscripción y pago de estas acciones es de [______].

[A la fecha, el total de dichas acciones han sido ofrecidas a los accionistas de la Sociedad para que éstos ejerzan su derecho de suscripción preferente, y se encuentra pendiente el plazo para que los accionistas (o sus cesionarios) ejerzan su derecho de suscripción preferente.  Con fecha [______] el accionista [______] ha cedido al Suscriptor su derecho a suscribir [______] acciones emitidas por la Sociedad con cargo al aumento de capital referido en la cláusula Primera que precede. En consecuencia, a esta fecha el Suscriptor tiene derecho a suscribir [______] acciones de pago, de una misma y única serie, sin valor nominal, emitidas por la Sociedad, a un precio por acción de $[______].]1

[El total de dichas acciones ya fue ofrecido a los accionistas de la Sociedad durante el período legal de opción preferente de 30 días, entre el [______] de 2016 y el [______] de 2016, para ser suscritas a un precio por acción de $[*] pagadero al contado. Tras dicha colocación, quedó un remanente total de [______] acciones que no fueron suscritas ni pagadas.  Conforme a lo dispuesto en la Ley de Sociedades Anónimas y en su Reglamento, la Sociedad se encuentra facultada para ofrecer dichas acciones no suscritas ni pagadas a terceros, con tal que dicha oferta no se efectúe a valores inferiores o en condiciones más ventajosas. Atendido lo expuesto, en este acto la Sociedad ofrece al Suscriptor la posibilidad de suscribir [______] acciones de pago, de una misma y única serie, sin valor nominal, emitidas por la Sociedad, a un precio por acción de $[______].]2

[1]	Note to Form: To be inserted for subscription of shares in respect of Assigned Preemptive Rights.

[2]	Note to Form: To be inserted for subscription of shares after the expiration of the Preemptive Rights Offering Period.

E-1

TERCERO: Por el presente instrumento, el Suscriptor suscribe para sí [______] acciones de LATAM AIRLINES GROUP S.A., al precio de $[______] cada una. En consecuencia, el precio total de la suscripción es de $[______], precio que es pagado por el Suscriptor en este acto, al contado.

Esta suscripción de acciones fue pagada al contado mediante  transferencia electrónica de fondos a la cuenta de la Sociedad en el banco [______].

CUARTO: Los títulos correspondientes a las acciones suscritas en virtud de este instrumento, estarán a disposición del suscriptor en las oficinas de DCV REGISTROS S.A., ubicadas en Huérfanos N° 770, Piso 22 Santiago, en el plazo que el suscriptor señale conforme a la alternativa que se indica a continuación (En caso de omisión se considerará que el suscriptor opta por la alternativa N° 2):

1.
☐    Que la sociedad tenga a su disposición el título correspondiente a las acciones suscritas, dentro del plazo de 10 días hábiles, contado a partir de la fecha en que se reciba el contrato de suscripción.

2.
☐    Que la sociedad no emita el título en el plazo establecido en el N° 1 anterior, sin perjuicio de la inscripción del traspaso correspondiente, y del derecho a solicitar el título cuando lo considere oportuno.

Esta nota se transcribe en virtud de lo estipulado en la Circular N° 1816, de fecha 26 de octubre de 2006, de la Superintendencia de Valores y Seguros

QUINTO: Para todos los efectos de este contrato, las partes fijan su domicilio en la ciudad de Santiago y se someten expresamente a la competencia de sus tribunales ordinarios de justicia.

SEXTO: El presente contrato se otorga en dos ejemplares, quedando uno en poder de cada parte.

.......................................................... SUSCRIPTOR	............................................................. LATAM AIRLINES GROUP S.A.

E-2

ANNEX F

REGISTRATION RIGHTS TERMS AND CONDITIONS

Section 1.              Definitions.  As used in this Annex F, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Agreement to which this Annex F is annexed:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board (after consultation with legal counsel): (i) would be required to be made in any Registration Statement filed with the SEC or SVS by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would not be in the best interests of the Company to disclose publicly.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean a prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon SEC rules), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form F-4 or any successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” shall mean, as of any date of determination, any (i) Common Stock held by the Investor and/or its Affiliates and (ii) American Depositary Shares (evidenced by American Depositary Receipts) representing such shares of Common Stock. Any particular shares of Common Stock shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act or the Securities Market Law or (ii) they shall have ceased to be outstanding.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act or similar registration document under the Securities Market Law for purposes of a Public Offering in Chile, which, in each case, covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Scheduled Black-Out Period” shall mean the applicable “Close Periods” as specified in the Company’s Manual for the Handling of Information of Interest to the Market (or successor policy) in force at the relevant time.

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public or in which an underwriter commits to acquire such securities if and to the extent they are not acquired by third parties.

Section 2.              Demand Registration.

(a) Requests for Registration. Subject to the following paragraphs of this Section 2(a), the Investor shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Annex F, under and in accordance with the provisions of the Securities Act or the Securities Market Law, the offer, sale and distribution of a number of Registrable Securities equal to at least two percent (2%) of the Common Stock outstanding as of the date of relevant Demand Notice pursuant to the terms of this Agreement (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”).  Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 2(a), the Company shall use its reasonable best efforts to file a Registration Statement in accordance with such Demand Notice as soon as reasonably practicable after delivery of such Demand Notice.

No Demand Registration shall be deemed to have occurred for purposes of this Section 2(a), and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of Section 2(d), if (i) the Registration Statement relating thereto (A) does not become effective or (B) is not maintained effective for the period required pursuant to this Section 2 or (ii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction or similar order or requirement of the SEC or similar order by the SVS during such period or (iii) the conditions to closing specified in any underwriting agreement, purchase agreement, or similar agreement entered into in connection with the registration relating to such request are not satisfied or waived, in each of the foregoing cases other than as a result of the Investor’s action.

All requests made pursuant to this Section 2 will specify the number of Registrable Securities to be registered and the intended method(s) of disposition thereof.

Except as otherwise agreed by Investor, the Company shall maintain the continuous effectiveness of the Registration Statement with respect to any Demand Registration until such securities cease to be Registrable Securities or such shorter period, as confirmed in writing by the Investor upon request by the Company, ending when such Registrable Securities have actually been sold.

(b) Postponement of Demand Registration. The Company shall be entitled to (1) postpone, the filing (but not the preparation) of a Registration Statement or (2) require the Investor to refrain from disposing Registrable Securities pursuant to a Registration Statement (and the Investor shall forthwith discontinue such disposition) (collectively (1) and (2) a “Suspension”), if, the Company delivers a notice to the Investor stating that (A) such registration, offering or disposition would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries then under consideration or (iii) occur during a Scheduled Black-Out Period, or (B) any event of the kind described in Section 4(c)(ii), (iii) or (iv) has occurred; provided that in the case of a Suspension declared pursuant to clause (A)(i) or (A)(ii) above, the Company shall be limited to calling no more than two (2)) Suspensions in any 12-month period, with each Suspension being for a reasonable period and such Suspensions not aggregating more than 90 days in any 12-month period. Such notification shall contain a non-binding approximation of the anticipated delay. The Investor shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 4(l). If the Company shall so postpone the filing of a Registration Statement, the Investor shall have the right to withdraw the request for registration by giving written notice to the Company within 10 calendar days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the Investor and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that in the event the Investor does not so withdraw the request for registration, the Company shall continue to prepare a Registration Statement during such postponement such that, if it exercises its rights under this Section 2(b), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable best efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement.

(c) Cancellation of a Demand Registration. The Investor shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; provided that such Demand Notice underlying such abandonment or withdrawal shall not be deemed to be a Demand Notice for purposes of Section 2(d) if in response to a material adverse change regarding the Company; provided, further, that if any registration statement is abandoned or withdrawn pursuant to this Section 2(c) for any reason other than as described in the foregoing proviso, the Investor shall reimburse the Company for all of its reasonable out of pocket expenses incurred in connection with or arising out of such abandoned or withdrawn registration statement (including all expenses described in Section 5).

(d) Limitation of Demand Notices. In connection with the provisions of this Section 2, the Investor may not make more than two Demand Registration requests.

(e)  SEC Delisting and Deregistration.  Notwithstanding anything in this Annex F, if the Company has filed a Form 25 with the SEC to delist the Registrable Securities from a U.S. national securities exchange (or such exchange has filed a Form 25 with the SEC to delist such securities), or if the Company has publicly announced its intention to file a Form 15F to deregister its Registrable Securities under the applicable U.S. Securities Laws, the Investor shall not longer be entitled to submit a Demand Registration requesting that the Registrable Securities be registered with the SEC.

Section 3.             Restrictions on Public Sale by the Investor. The Investor and the Company in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 2, if requested in writing by the managing underwriter or underwriters in such offering, will not effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Stock.

Section 4.             Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall use its reasonable best efforts, as expeditiously as possible to the extent applicable, to:

(a) prepare and file with the SEC or the SVS a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Investor in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Investor, its counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c) notify the Investor, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC, the SVS or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose or the issuance by the SVS of any similar order, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e) if requested by the managing underwriters, if any, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and the Investor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided that the Company shall not be required to take any actions under this Section 4(e) that are not, based on advice of counsel for the Company, in compliance with applicable law;

(f) deliver to the Investor, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such documents in electronic format; and the Company, subject to Section 2(b), hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) cooperate with, and direct the Company’s transfer agent to cooperate with, the Investor and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities in compliance with all applicable laws, including the preparation and delivery of certificates or instructions as may be reasonably necessary in the circumstances;

(h) subject to the Company’s right to declare a Suspension pursuant to Section 2(b), upon the occurrence of, and its knowledge of, any event contemplated by Section 4(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i) enter into underwriting agreements in form, scope and substance as is customary in underwritten offerings and such other documents reasonably required under the terms of such underwriting agreements (including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the managing underwriters, if any, to expedite or facilitate the disposition of such Registrable Securities;

(j) permit and reasonably cooperate with a customary due diligence review by representatives of the Investor, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Investor or underwriter (collectively, the “Offering Persons”); provided that any information disclosed in connection with such due diligence review that is not generally publicly available at the time of such disclosure shall be kept confidential by such Offering Persons unless, and only to the extent, (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC) or (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a Registration Statement or Prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory authority); and

(k) cause its senior management to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows” of customary duration and geographic extent) taking into account the Company’s business needs; it being understood that, notwithstanding anything in this Agreement to the contrary, the Company and its officers shall not be obligated to engage in more than two road shows in connection with the Investor’s requests to register the Registrable Securities pursuant to this Agreement.

In the case of a Public Offering in Chile, at the request of the Investor, the Company shall reasonably cooperate to facilitate such Public Offering, taking into account customary practices of Public Offerings in Chile, to the extent necessary or advisable to consummate such Public Offering.

The Company may require the Investor to furnish to the Company in writing such information required in connection with such registration regarding the Investor and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing.

Section 5.             Registration Expenses.  All fees and expenses incurred by the Company and incident to the performance of or compliance with this Agreement by the Company (including without limitation (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other fees associated with such filings, including reasonable legal fees with respect to counsel for the underwriters, and (B) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 4(h)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants, including the expenses of any special audits and/or “comfort letters” required by or incident to such performance and compliance), shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective. All underwriters’ discounts and selling commissions, fees and expenses of any legal counsel or other advisors to the Investor (except in connection with FINRA registration pursuant to clause (A) above) and other fees and expenses incurred by the Investor, in each case related to Registrable Securities registered in accordance with this Agreement, shall be borne by the Investor. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

Section 6.             Indemnification.  The Company and the Investor agree to enter into customary indemnity arrangements in connection with a Public Offering made pursuant to this Annex F.

Section 7.             Appointment of Underwriters.  In connection with any underwritten offering, each of the Investor and the Company shall be entitled to select one of up to two investment bankers and managers to serve as joint-lead underwriters, after prior consultation with the other Party in good faith.

ANNEX G

FORM OF OFFICER’S CERTIFICATE OF THE COMPANY

LATAM AIRLINES GROUP S.A.

OFFICER’S CERTIFICATE

[●], 2016

This Officer’s Certificate (this “Certificate”) is delivered pursuant to Section 7.2(e) of the Subscription Agreement, dated as of [●], 2016 (the “Agreement”), by and between LATAM Airlines Group S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Chile (the “Company”), and Qatar Airways Q.C.S.C., a corporation incorporated and existing under the laws of Qatar (the “Investor”). Capitalized terms not otherwise defined in this Certificate shall have the respective meanings ascribed to such terms in the Agreement.

The undersigned, [●], the duly elected, authorized and acting [●] of the Company, in such capacity and not individually, does hereby certify on behalf of the Company, as of the date hereof as follows:

1.             The Other Representations with respect to the Company that are qualified by materiality or Material Adverse Effect and the Fundamental Representations of the Company shall be true and correct in all respects, and the Other Representations with respect to the Company that are not qualified by materiality or Material Adverse Effect are true correct in all material respects, in each case, on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof (except for any such representations and warranties that are made as of a specific date, which representations and warranties were true and correct as of such specific date).

2.             The Company has performed and complied with, in all material respects, all covenants and agreements required by the Agreement to be performed or complied with by the Company on or before the date of this Certificate.

[Signature page follows]

G-1

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

ANNEX H

FORM OF OFFICER’S CERTIFICATE OF THE INVESTOR

[INVESTOR]

OFFICER’S CERTIFICATE

[●], 2016

This Officer’s Certificate (this “Certificate”) is delivered pursuant to Section 7.3(c) of the Subscription Agreement, dated as of [●], 2016 (the “Agreement”), by and between LATAM Airlines Group S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Chile (the “Company”), and Qatar Airways Q.C.S.C., a corporation incorporated and existing under the laws of Qatar (the “Investor”). Capitalized terms not otherwise defined in this Certificate shall have the respective meanings ascribed to such terms in the Agreement.

The undersigned, [●], the duly elected, authorized and acting [●] of the Investor, in such capacity and not individually, does hereby certify on behalf of the Investor, as of the date hereof as follows:

1.             The Other Representations of the Investor that are qualified by materiality or Material Adverse Effect and the Fundamental Representations of the Investor shall be true and correct in all respects, and the Other Representations of the Investor that are not qualified by materiality or Material Adverse Effect are true correct in all material respects, in each case, on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof (except for any such representations and warranties that are made as of a specific date, which representations and warranties were true and correct as of such specific date).

2.             The Investor has performed and complied with, in all material respects, all covenants and agreements required by the Agreement to be performed or complied with by the Investor on or before the date of this Certificate.

[Signature page follows]

H-1

[INVESTOR]

By:
Name:
Title: